AGREEMENT

Agreement made and entered into by and between ADEPT Japan Co., Ltd. (hereinafter called "ADEPT JAPAN") and SILMA Division of AdeptTechnology, Inc. (hereinafter called "SILMA") for sublicensing of use of software copyrighted and owned by Sony and licensed to ADEPT JAPAN.


Article 1  DEFINITIONS.

1. Subject product means production simulation software of SILMA (SILMA product name: Production PILOT family).

2. DAC means the assembly/dissassembly capability evaluation & design method software developed by Sony, patentable and copyrighted by Sony.

3. Sublicensed software means DAC software, modified to software object code for the purpose of incorporation into the subject products and specified in attachment 1.

4. Manual means relevant documents such as the operating manuals, etc. in Japanese and English copyrighted by Sony for the licensed software, specified in attachment 2.

5. Consulting means seminars including technical training on the sublicensed software to be conducted for the intended purchasers of the subject products or the purchasers of the subject products, specifically, seminars for technical training on the technique for evaluating only the assembly capability of electronic instrument, precision equipment, etc., in the design stage thereof (hereinafter called "assembly capability seminar") and seminars for technical training on the technique for evaluating both of the assembly capability and disassembly capability of electronic instrument, precision equipment, etc., in the design stage thereof (hereinafter called "assembly/disassembly capability seminar").

6.   Client means corporations to receive consulting.

7. Consulting material means the documents copyrighted by Sony for use in the consulting, specified in attachment 3.


Article 2  SUBLICENSE OF RIGHTS.

1. ADEPT JAPAN hereby grants an exclusive sublicense to SILMA to copy the licensed software in the form of object code, incorporate it in the subject products and sell, have sold and distribute the same.

2. ADEPT JAPAN also grants an exclusive sublicense to SILMA to conduct consulting on the sublicensed software.

3. ADEPT JAPAN further grants an exclusive sublicense to SILMA to use, copy, sell, have sold and distribute the manual as part of the use of the sublicensed software under subparagraph 1 above and as part of the consulting under subparagraph 2 above, and further to convert to and copy in other languages to the extent it is necessary for such use.

4. ADEPT JAPAN also grants an exclusive sublicense to SILMA to use, copy, sell, have sold and distribute the consulting materials as part of the consulting under subparagraph 3 above and to convert to and duplicate in other languages to the extent it is necessary for such use.

Article  3  Disclosure  of  Training  Method  in  Consulting  and  Technological
Assistance

**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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1.   ADEPT  JAPAN  shall  disclose  to SILMA  training  method on the use of the
     sublicensed   software   necessary  for  conducting   consulting  by  SILMA
     (hereinafter called "training method").

2. ADEPT JAPAN shall, in addition to disclosing training method set forth above and when requested by SILMA, request SONY with such technological information necessary for conducting consulting by SILMA and assist SILMA as Sony may think fit.

Article 4  Management of Information

1. ADEPT JAPAN shall disclose to SILMA such technological information, loan such technological materials and provide SILMA with such advises as may be deemed necessary for the fulfillment of this agreement.

2. SILMA shall manage the technological information and technological materials disclosed or provided by Sony/ADEPT JAPAN under the preceding subparagraph as well as the preceding article with proper care as a bona fide custodian, and shall not use, assign or otherwise dispose of such information and materials to anyone other than Client for any other purpose than stipulated herein. Furthermore, SILMA shall, promptly return such technological information, technological materials, etc. to SILMA, when so requested by ADEPT JAPAN per SONY's instruction.

3. SILMA shall manage the master disks of the licensed software, manuals and consulting materials, plus conversions to and duplications in other languages with proper care as a bona fide custodian, and shall not use such for any other purpose than stipulated herein.

Article 5  Maintenance of Characteristics and Consistency of Consulting

1. SILMA shall, for maintaining the characteristics and consistency of consulting, observe the training method to be disclosed under subparagraph 1 of Article 3.

2. Sony shall, when the content of consulting conducted by SILMA or by ADEPT JAPAN is found to be in conflict with the maintenance of characteristics and consistency of consulting, so notify ADEPT JAPAN for improvement thereof, and SILMA and ADEPT JAPAN shall immediately comply with such notice.

Article 6  Consideration

SILMA shall pay ADEPT JAPAN the following fees (excluding consumption tax) in consideration of the sublicense granted under Article 2:

     (1) **** per one subject product incorporating the sublicensed software sold by SILMA to client.

     (2) **** per one attendant to assembly capability seminar conducted by SILMA for client.

     (3) **** per one attendant to assembly/disassembly capability seminar conducted by SILMA for client.

Article 7  Reporting and On-Spot Inspection

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1. SILMA shall,  during the term of this agreement from the day of  commencement of distribution of the licensed software to third parties, submit a report to Sony and ADEPT JAPAN within 30 days after the finish of each semiannual term ending at the end of April and October respectively, listing the quantity, customers, date of sale and sales price for each differently named product of the subject products sold by SILMA to third parties during such term, names of clients, kind of seminar, date of seminar conducted, number of attendants and place of seminar of the consulting conducted by SILMA during said term and the fees calculated according to Article 6, (hereinafter called "seminar report").

2. SILMA shall retain the seminar report and the books and records on the seminar report set forth in the foregoing subparagraph (hereinafter collectively called "books and records") at least for 3 years after payment of the fees to ADEPT JAPAN stipulated in Article 8. SILMA hereby agrees to have independent certified public account and attorney appointed by Sony to audit such books and records in order to verify the validity of the amount of payment of such fees under this agreement, when so requested by Sony, only once a year during such period, during the working hours of SILMA. Sony shall be liable for the expense required for such audit. If, however, audit reveals that the amount of fees reported and paid to Sony for and during the period subject to such audit is less than the amount calculated according to Article 6, SILMA shall pay Sony via ADEPT JAPAN the amount of such deficiency plus late payment interest set forth in Article 8, and if the amount of such deficiency is 5% or more than the amount of such fees, SILMA shall be liable for payment of such audit expense to Sony via ADEPT JAPAN.

Article 8  Method of Payment

SILMA shall, within 45 days after the end of the semiannual period set forth in subparagraph 1 of the preceding article (hereinafter called "payment due date"), pay ADEPT JAPAN through bank transfer to the account of ADEPT JAPAN the total amount of fees (excluding consumption tax) for semiannual period calculated according to Article 6 plus the total amount of consumption tax assessed on such total amount of fees. If, however, SILMA fails to make such payment before the payment due date, SILMA shall pay ADEPT JAPAN a late payment interest at the rate of 10% per year for such period of late payment to be paid to SONY.

Article 9  No Assumption of Guarantee, etc.

1. Sony and ADEPT JAPAN shall not assume any responsibility whatsoever for any defects of the licensed software.

2.   Sony  shall  correct  all  errors  in  manuals  and  consulting   materials
     immediately if any errors are found.

3. Sony shall not make any guarantee whatsoever that the consulting provided by SILMA and ADEPT JAPAN will produce any expected benefit for clients using the licensed software as result of such use.

4. SILMA shall, if any dispute arises with third parties on the execution of the rights granted to SILMA according to Article 2, settle such dispute at its own expense and with its own responsibility, and Sony shall not assume any responsibility whatsoever.

5. SILMA shall promptly notify Sony and ADEPT JAPAN upon finding unauthorized use of the licensed software, manuals and consulting materials as well as conversions thereof in other languages or infringement of rights by third parties which SILMA is aware have been derived from seminars provided by SILMA, and shall make best efforts to eliminate any damage arising therefrom.

Article 10  Revision Update

1. When DAC is revised including "Manual" revisions, "Consulting Material" revisions, SONY shall

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inform SILMA and ADEPT JAPAN immediately.

2. With respect to above DAC revision change, when SILMA determines the necessity of modification to sublicensed software, SILMA shall have the right to modify sublicensed software within the scope of this agreement. Incidentally, so modified sublicensed software shall be included in the sublicensed software.

3. If SILMA requests conversion of "Manual" to other languages, and if Sony agrees that such is necessary, SILMA shall have a right to conduct such conversion.

Article 11  Confidentiality

1. SILMA shall not disclose to other parties any business and confidential technological information of Sony obtained and learned in connection with this agreement without obtaining advance written consent of Sony.

2. SILMA may disclose to client only the necessary information for conducting consulting (hereinafter called "necessary information") from among the training method disclosed by Sony and technological information provided by Sony according to Article 3. SILMA shall, however, obtain a non-disclosure agreement from client to keep confidential the necessary information disclosed by SILMA, and to guarantee compliance by client with such confidentiality.

Article 12  Prohibition of Disposition of Contractual Position

SILMA may not dispose of the contractual position of this agreement as well as the rights and obligations arising therefrom by way of transfer, assignment or otherwise.

Article 13  Termination of Agreement

1. ADEPT JAPAN may terminate this agreement without making any notice to SILMA whatsoever at any time during the term hereof in case of occurrence of any of the following:

     (1) when business license of SILMA or ADEPT JAPAN or business of SILMA or ADEPT JAPAN has been canceled or suspended by relevant authorities;

     (2) when drafts or checks drawn by SILMA or ADEPT JAPAN have become uncorrectable or when SILMA or ADEPT JAPAN have fallen into a state of insolvency;

     (3) when SILMA or ADEPT JAPAN have applied for bankruptcy, for commencement of liquidation, for commencement of special winding-up, for commencement of compromise with creditors, or commencement of corporate rehabilitation, under the Commercial Code;

     (4) when the financial situation of SILMA or ADEPT JAPAN has seriously deteriorated or when there is a reasonable cause to believe that such is likely, such as when ADEPT JAPAN has been subjected to temporary seizure, temporary injunction or involuntary disposition by action of third parties;

     (5) when  ADEPT  JAPAN  has  been  subjected  to  dissolution,   merger  or
         assignment of major business thereof.

2. ADEPT JAPAN may terminate this agreement in case of contravention of this agreement by SILMA or in case of nonfulfillment by SILMA of its obligations in spite of request for fulfillment thereof within a

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reasonable  period of time.

3. In case of occurrence of any of the causes for cancellation of this agreement set forth in subparagraph 1 of this article, or in case of cancellation set forth in the preceding subparagraph, all the liabilities of SILMA owed to ADEPT JAPAN shall thereupon be deemed due as a matter of course.

4. The termination of this agreement under the provision of this article shall not prejudice the claim of SONY/ADEPT JAPAN for payment of damage by SILMA.

5. In the event ADEPT JAPAN is in a curable material breach of, or fails to perform a material obligation under this agreement, then SILMA may, by notice to ADEPT JAPAN, require the breach to be cured or the obligation to be performed. If, within thirty (30) days of the receipt of such notice, ADEPT JAPAN fails to undertake a reasonable course of action to cure such breach, or fails to perform such obligation, SILMA may, by notice, terminate the rights under this agreement.

Article 15  Term of Agreement

1. The term of this agreement shall be for one year from January 4, 2000; however, unless either Sony or SILMA notifies the other party in writing of its intention to terminate this agreement not later than three (3) months before the date of expiration of this agreement, this agreement shall be extended for a further period of one year with the same terms and conditions, and similarly extended thereafter.

2. The foregoing provision notwithstanding, the provisions of subparagraph 2 of Article 7, Article 9, Article 11, Article 13 and Article 16 shall survive the termination of this agreement.

Article 16  Steps After Termination of Agreement

1. In case of termination of this agreement according to the foregoing article, the licensed software duplicated by SILMA remaining unsold as of the time of termination hereof (hereinafter called "unsold licensed software") shall be deemed to have been sold to third parties as of such time, and SILMA may sell the unsold licensed software even after the termination of this agreement according to subparagraph 1 of Article 2, provided payment shall be made by SILMA to ADEPT JAPAN of fees calculated according to Article 6.

2. SILMA shall, within thirty (30) days after termination of this agreement, provide ADEPT JAPAN with the seminar report set forth in Article 7 and with payment set forth in Article 8.

Article 17  Mutual Consultation

Sony, SILMA and ADEPT JAPAN shall, in case of dispute or question between both parties on matters not specifically stipulated herein or arising out of this agreement, consult with each other based on good faith and settle such dispute or doubt on each occasion.

In WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative.

SILMA Division of Adept Technology              ADEPT JAPAN

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By:                                     By:
   ------------------------------------    -------------------------------------

Name:                                   Name:
     ----------------------------------      -----------------------------------

Title:                                  Title:
      ---------------------------------       ----------------------------------

Date:                                   Date:
      ---------------------------------       ----------------------------------


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


Attachments:

1.   Licensed Software

     -   DAC-CAD Link System

     -   Other software decided separately between SILMA and ADEPT JAPAN

2.   Manual

     -   DAC Manual (Design for Assembly/Disassembly Cost-effectiveness Manual)

     -   DAC Exercise

     - Other related material to be decided separately between SILMA and ADEPT JAPAN

3.   Text Book for Consulting

     -   DAC Instructor Manual

     - Other related material to be decided separately between SILMA and ADEPT JAPAN

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

         DAC sublicense contract between SILMA and ADEPT/JAPAN based on the SONY/ADEPT JAPAN contract behalf by its duly authorized representative.

SILMA Division of Adept Technology           ADEPT/JAPAN

By: /s/ Marcia R. Alstott                    By: /s/ Kunio Yoshida

Name:   Marcia R. Alstott                    Name: KUNIO YOSHIDA

Title:  V.P. of Operations                   Title: President

Date:   Sept. 26, 2000                       Date:  Sept. 26, 2000


/s/ Albert D. Pedrazza

Albert D. Pedrazza

GM SILVA

Sept. 26, 2000